SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                             (AMENDMENT NO._____)

Filed by the Registrant                        [  X  ]
Filed by a Party other than the Registrant     [     ]

Check the appropriate box:

      [    ]   Preliminary Proxy Statement
      [    ]   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
      [  X ]   Definitive Proxy Statement
      [    ]   Definitive Additional Materials
      [    ]   Soliciting Material Pursuant to ss. 240.14a-12.


                             THE WORLD FUNDS, INC.
      ------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

      ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ X ] No fee  required.
     [   ] Fee  computed on table below per  Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           1) Title of each class of securities to which transaction applies:_______________________________________________

           2)   Aggregate number of securities to which transaction applies:
                _______________________________________________________

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________________________________

           4)   Proposed maximum aggregate value of transaction:
                ______________________________________________________

           5)   Total fee paid:_______________________________________


      [   ]Fee paid previously with preliminary materials.
      [   ]Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:_______________________________

           2)   Form, Schedule or Registration Statement No.:_______________

           3)   Filing Party:__________________________________________

           4)   Date Filed:____________________________________________

                              THE WORLD FUNDS, INC.
                          1500 FOREST AVENUE, SUITE 223
                            RICHMOND, VIRGINIA 23229
                                 (800) 527-9525

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE
                        SAND HILL PORTFOLIO MANAGER FUND

                           TO BE HELD OCTOBER 25, 2000


To Our Shareholders:

      Notice is hereby given that a Special Meeting of Shareholders of the SAND HILL PORTFOLIO MANAGER FUND series (the "Fund") of THE WORLD FUNDS, INC. (the "Company"), will be held at 10:00 a.m. Eastern Time, on October 25, 2000, at the offices of the Company, 1500 Forest Avenue, Suite 223, Richmond, VA 23229, for the following purposes:

1. To approve or disapprove a new Investment Advisory Agreement between The World Funds, Inc. and Sand Hill Advisors, Inc., a Delaware corporation , on behalf of the Sand Hill Portfolio Manager Fund series.

     To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on September 13, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID, RETURN ENVELOPE. YOUR PROMPT RESPONSE WILL HELP TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD(S) PROMPTLY.

Dated:  September 27,  2000         By Order of the Board of Directors,
                                    Byron Parker, Esq., Secretary

                              THE WORLD FUNDS, INC.
                          1500 FOREST AVENUE, SUITE 223
                            RICHMOND, VIRGINIA 23229
                                 (800) 527-9525

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE WORLD FUNDS, INC. (the "Company"). The proxies will be voted at the Special Meeting of Shareholders of the SAND HILL PORTFOLIO MANAGER FUND series (the "Fund"). The Special Meeting will be held at 10:00 a.m., Eastern Time, on October 25, 2000, at the offices of the Company, 1500 Forest Avenue, Suite 223, Richmond, VA 23229, for the purposes set forth in the accompanying Notice of Special Meeting.

      If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the meeting in accordance with the instructions thereon. However, if no instructions are specified, shares will be voted FOR Proposal No. 1 and according to the best judgement of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund at the address shown above, by submission of a subsequent proxy or by attendance at the meeting and voting in person. It is expected that this Proxy Statement and the accompanying Notice of Special Meeting will be first mailed to shareholders on or about September 27, 2000.

      In order to be approved by shareholders, Proposal No. 1 must be approved by the holders of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended, (the "1940 Act") as the lesser of (i) 67% or more of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the outstanding shares.

      A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstention on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because Proposal 1 requires the affirmative vote of a specified percentage of shares, both the non-voting of shares and abstentions on that proposal will have the effect of votes against that proposal..

      At the close of business on the record date, September 13, 2000, there were 1,197,488.577 shares of the Fund outstanding, each of which shares will be entitled to one vote at the meeting. The costs of the Special Meeting, and of this solicitation, will be borne by the Adviser. The solicitation will be largely by mail but may include, without cost to the Company, telephonic or oral communications by regular employees of the Adviser and by Commonwealth Shareholder Services, Inc., the Fund's Administrator. The address of the Fund's Administrator and principal underwriter, First Dominion Capital Corp., is 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

      Your vote is important. Please call (800) 527-9525 if you have any questions about this proxy statement or form of proxy. You may vote by mail, by facsimile or in person.

                                 PROPOSAL NO. 1
                      APPROVAL OF A NEW ADVISORY AGREEMENT

BACKGROUND

      Sand Hill Advisors, Inc., a California corporation (the "Adviser"), has served as the investment adviser to the Fund since the formation of the Fund. The Adviser entered into an agreement (the "Transaction") with Boston Private Financial Holdings, Inc. ("BPFH") for the sale and purchase of substantially all of the assets of the Adviser. At the closing of the transaction, BPFH contributed such assets to a wholly-owned subsidiary Sand Hill Advisors, Inc., a Delaware corporation (the "New Adviser"). The closing of the Transaction occurred on August 31, 2000. The New Adviser conducts the business previously conducted by the Adviser.

      Under the 1940 Act, consummation of the Transaction constitutes a change in control of the Adviser and, because the change in control operates as an "assignment" (as defined in the 1940 Act) of the Old Advisory Agreement, the Transaction resulted in the automatic termination of the Investment Advisory Agreement dated as of August 19, 1997 between the Fund and the Adviser (the "Old Advisory Agreement").

      In anticipation of this automatic termination, an interim advisory agreement (the "Interim Advisory Agreement") between the Company and the New Adviser on behalf of the Fund was approved by the Board of Directors of the Company for the benefit of the Fund. The Interim Advisory Agreement took effect at the time the Old Advisory Agreement terminated due to the change of control. The Interim Advisory Agreement, described in detail below, cannot continue for more than 150 days.

      Therefore, the New Advisory Agreement is being submitted for the approval of Shareholders of the Fund. Under the New Advisory Agreement, the New Adviser will continue to provide investment advisory services to the Fund under the same terms and conditions as the Old Advisory Agreement.

       The Board recommends that the stockholders of the Company ratify the continued service by the New Adviser under the New Advisory Agreement. The effective date of the New Advisory Agreement will be upon approval of the holders of a majority of the outstanding voting securities of the Fund, and will continue after its initial term of two years only if continued from year to year by the Board or the shareholders of the Fund, and in any event, by a majority of the Directors of the Fund that are not interested persons.

      In the event that the New Advisory Agreement is not approved by the shareholders, the Board of Directors of the Company will have to determine what additional steps are in the interest of the Fund and its shareholders. The New Adviser also has informed the Fund that it will consider its options, including whether it would continue as the Adviser to the Fund, if the New Advisory Agreement is not approved. The outcome of any such action cannot be determined at this time.

      Under the Interim Advisory Agreement, from the termination date of the Old Advisory Agreement through the date of approval by shareholders of the New Advisory Agreement, fees for the provision of advisory services will be accrued at the rate permitted under the Interim Advisory Agreement and under 1940 Act Rule 15a-4, and will be held in an interest-bearing escrow account with the Fund's custodian bank until the date of approval of the New Advisory Agreement by shareholders of the Fund. Upon receipt of such approval, the fees held in escrow, together with any interest thereon, will be paid to the New Adviser. In the event that the shareholders do not approve the New Advisory Agreement, then the New Adviser will be paid the lesser of costs incurred while performing under the contract, or the amount in escrow, in either case with interest thereon.

      The New Adviser may not agree to continue to provide services to the Fund if the New Advisory Agreement is not ratified. Because the Fund is a single series of one mutual fund, the Board believes that it is unlikely that another investment adviser could be engaged on the terms and conditions under which the Adviser provides services. The Board would need to consider how the Fund could continue operations in the event the New Adviser were not to continue and another adviser could not be found to serve on terms acceptable to the Fund.

      Terms of the Interim Advisory Agreement. The terms of the Interim Advisory Agreement, are substantially similar to the terms of the Old Advisory Agreement, except for:

           (i) the effective date;
          (ii) the 150-day termination date in the absence of shareholder approval;
         (iii) the provision to escrow fees payable under the agreement; and
          (iv) the provision that the agreement may be terminated with 10 calendar days' written notice to the Adviser.

      Terms of the New Advisory Agreement. The advisory fee rates payable under the New Advisory Agreement are identical to those payable under the Old Advisory Agreement. Under each Advisory Agreement, the monthly compensation paid to the Adviser, and payable to the New Adviser, is accrued daily at an annual rate of 1% on the first $100 million of average daily net assets of the Fund and 0.75% on average daily net assets of the Fund over $100 million. The fee is paid to the Adviser monthly, within five (5) business days after the end of the month. The Adviser has undertaken to waive its fees to which it is entitled under the Advisory Agreement or the New Agreement or to reimburse Fund expenses to hold the ratio of total annual fund operating expenses (excluding certain items such as brokerage costs, taxes, interest, or extraordinary expenses) at 1.90% through December 31, 2000. Pursuant to the Investment Advisory Agreement, the Adviser received $178,818 for the period ended August 31, 2000.

      A copy of the Old Advisory Agreement pursuant to which the Adviser has been providing services is attached to this Proxy Statement as Exhibit A. The following summary of the Old Advisory Agreement is qualified in its entirety by reference to this exhibit. The New Advisory Agreement has the same terms, and the New Adviser will operate in the same manner. The New Advisory Agreement will have the same terms regarding its termination as the Old Advisory Agreement, and will continue after its initial term of two years only if continued from year to year by the Board or the shareholders of the Fund, and in any event, by a majority of the Directors of the Fund that are not interested persons.

      Pursuant to each Advisory Agreement, the respective Adviser will, subject to supervision and review by the Board, furnish the Fund with investment advice. Under each Advisory Agreement, the Adviser furnishes at its own expense all necessary services, office space, equipment and clerical personnel for servicing the investments of the Fund. Each Adviser provides investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Fund. In addition, each Adviser pays the salaries all Fund officers who are affiliated with the Adviser.

      Board Deliberations. As described above, the Old Advisory Agreement terminated automatically on the date of the Transaction, which was August 31, 2000. The terms of each Advisory Agreement and the provision of services thereunder were reviewed by the Board, including all of the Directors who are not "interested persons" (as that term is defined in the 1940 Act) of the Advisers (the "Non-Interested Directors"). In considering whether to approve the continued provision of services by the Adviser and payment therefor under the terms of the New Advisory Agreement and a recommendation that the shareholders of the Fund approve the New Advisory Agreement, the Board considered the following factors:

      (i) the representation of the New Adviser that it would continue under the terms of the New Advisory Agreement to provide investment advisory and other services to the Fund of at least the scope and quality previously provided to the Fund by the Adviser under the Old Advisory Agreement;

      (ii) the substantially similar terms and conditions contained in the Interim Advisory Agreement and the New Advisory Agreement, including the fact that the fees paid would be unchanged from the Old Advisory Agreement; and

      (iii)the representation of the New Adviser that in the event of any material change in the personnel and procedures of the New Adviser, the Board would be consulted for the purpose of assuring itself that the services provided to the Fund would not be diminished in scope or quality.

      (iv) the benefit to the Fund of maintaining continuity of investment advisory services for the Fund, and the belief of the Board that such continuity was advantageous to the Fund as it would minimize any potential expense and disruption involved in restructuring the portfolio in the event of a change of adviser.

      Based on the foregoing factors, each of which was deemed important by the Directors, the Board has concluded that approval of the New Advisory Agreement is in the best interest of the Fund and its shareholders. The Board considered the confluence of all the factors mentioned above in arriving at its decision to approve the New Advisory Agreement and to recommend its approval by shareholders, and no one factor was given any greater weight than any of the others.

      THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE NEW ADVISORY AGREEMENT WITH THE NEW ADVISER FOR TWO YEARS FOLLOWING THE DATE OF SHAREHOLDER APPROVAL.


      General Information. The address of the Adviser is 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, California 94025-7116. The Old Advisory Agreement was initially effective for a period of two years from August 19, 1997. Under its terms it could be renewed annually thereafter, provided such continuance was approved annually by the Company's Board of Directors or the vote of a majority of the outstanding voting securities of the Fund; and the vote of a majority of the Directors who are not parties to the Advisory Agreement or "interested persons" of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

      The continuance of the Old Advisory Agreement was last approved by the Board for the period ending September 30, 2000.

      Information Concerning the Adviser and the Transaction. As set forth in the Transaction Agreement, certain key personnel of the Adviser are now employed by the New Adviser under employment agreements. The New Adviser has continued to operate with the same investment personnel and officers as the Adviser, and the same persons who were responsible for the investment policies of the Adviser continue to direct the investment policy of the New Adviser. The New Adviser's method of operation and business location will be unchanged from that of the Adviser. The Transaction Agreement provided that the Adviser sold to BPFH substantially all of the assets of the Adviser, including advisory relationships, customer lists, books and records. The purchase price was payable in a combination of cash and 258,395 shares of common stock ("Common Stock") of BPFH. The cash portion of the purchase price was approximately $8,600,297.50 million. The Common Stock would have a value of $3,439.883.00 based on the August 31, 2000 Nasdaq Stock Market closing sale price for the Common Stock. In addition, BPFH has agreed to make additional deferred purchase price payments, which may exceed $4,959.360.00 million if certain revenue targets are achieved over the next 4 years.

      The Transaction is intended to comply with the provisions of Section 15(f) of the 1940 Act. Under that provision, not less than 75% of the members of the Board of the Company must be directors that are not interested persons of the Adviser or the New Adviser, and there must not be imposed upon the Fund any undue burden as that term is defined in Section 15(f). The Fund has agreed to continue to conduct its business in compliance with the terms of that section.

      Portfolio Transactions. Each of the Advisory Agreements give the New Adviser the authority to place orders for the Fund pursuant to its investment determinations either directly with the issuer or with any broker or dealer. The New Adviser may allocate brokerage to an affiliated dealer in accordance with written policies and procedures adopted by the Board of Directors.

      It is the policy of the New Adviser, in placing orders for the purchase and sale of the Fund's securities, to seek to obtain the best price and execution, taking into account such factors as price, commissions (where applicable, which are negotiable in the case of U.S. national securities exchange transactions but which are generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker or dealer. After the New Adviser makes a purchase or sale decision, the New Adviser arranges for execution of the transaction in a manner deemed to provide the best price and execution for the Fund. Exchange-listed securities are generally traded on their principal exchange unless another market offers a better result. Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities except for fixed price offerings and except where the Fund may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.

      Allocation of Brokerage. The Fund may authorize the New Adviser, when placing Fund transactions, to allocate a portion of the Fund's brokerage to persons or firms providing the New Adviser with investment recommendations, statistical, research or similar services useful to the New Adviser's investment decision making process. The term "investment recommendations, statistical, research or similar services" means advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the
availability  of  securities  or  purchasers  or  sellers  of  securities,   and
furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. The Fund also may authorize the New Adviser to cause the Fund to pay a commission higher than that charged by another broker in consideration of such research services. Such services are one of the many ways the New Adviser can keep abreast of the information generally circulated among institutional investors by broker-dealers. While this information is useful in varying degrees, its value is indeterminable. Such services received on the basis of the Fund's transactions may be used by the New Adviser for the benefit of other clients, and the Fund may benefit from such transactions effected for the benefit of other clients.

      While there is no formula, agreement or undertaking to do so, and when it can be done consistent with the policy of obtaining best price and execution, the Fund may consider sales of its shares as a factor in the selection of brokers to execute portfolio transactions. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof.

      Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with a remaining maturity at the time of acquisition of one year or less. A higher portfolio turnover rate involves greater transaction expenses to the Fund and may result in the realization of net capital gains, which would be taxable to Shareholders when distributed. Purchases and sales are made for the Fund's portfolio whenever necessary, in the Adviser's opinion, to meet the Fund's investment objective. The Adviser New anticipates that the average annual portfolio turnover rate of the Fund will generally not exceed 100%.

      Principal Executive Officer and Directors of the New Adviser. The following are the names, addresses and principal occupations of the principal executive officer and each director of the New Adviser:


Name and Address          Principal Occupation
-----------------         --------------------
Timothy L. Vaill          Director, Chairman of the Board
Ten Post Office Square    Mr. Vaill is a Director and Chairman of the Board of
Boston, MA  02109         Sand Hill Advisors, Inc.  He is Chairman and Chief
                          Executive Officer of Boston Private Financial
                          Holdings and President and Chief Executive Officer of its banking subsidiary, Boston Private Bank &
                          Trust Company, where he has been since January 1, 1993. He is also Chairman of the Board of Westfield
                          Capital Management Company, an investment management subsidiary, and RINET Company, a financial planning subsidiary. Mr. Vaill serves on the Board of Directors of the Schreiber Corporation, the Junior Achievement Foundation, the Boston Ten
                          Point Coalition and the New England Aquarium. He is also Chairman of the Board of Trustees of Bay
                          State College in Boston.

Gary K. Conway            Director, Chief Executive Officer
3000 Sand Hill Road       Mr. Conway has been a Director and the President
Building 3, Suite 150     of Sand Hill Advisors, Inc. since 1982.  He became
Menlo Park, CA  94025     its Chief Executive Officer in 2000.

Jane H. Williams          Director, President, Treasurer
3000 Sand Hill Road       Ms. Williams has been a Director and Executive
Building 3, Suite 150     Vice President of Sand Hill Advisors, Inc. since 1982.
Menlo Park, CA 94025      She became its President and Treasurer in 2000.

Rowland R. Foster         Director, Vice President
3000 Sand Hill Road       Mr. Foster is a Director and Vice President of Sand
Building 3, Suite 150     Hill Advisors, Inc. since 1988.
Menlo Park, CA  94025

Ms. Jane E. Creighton     Director, Vice President
3000 Sand Hill Road       Ms. Creighton is a Director and Vice President of
Building 3, Suite 150     Sand Hill Advisors, Inc. since 1984.
Menlo Park, CA  94025


SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

      The following table provides certain information as of September 13, 2000, the record date for the meeting, with respect to those persons known to the Fund to be the owners of more than 5% of the outstanding shares of the Fund:

                                       NUMBER OF SHARES          PERCENTAGE
NAMES AND ADDRESSES                    BENEFICIALLY OWNED        OF FUND
-------------------                    ------------------        -----------

Charles Schwab & Co., Inc.                103,920.984              8.678%
101 Montgomery Street
San Francisco, CA 94104

Harry J. Kaplan Co. MPP & PSP              72,988.073              6.095%
444 Castro Street
Mountain View, CA 94104


MANAGEMENT OWNERSHIP

      As of September 13, 2000, the Officers and Directors of the Fund beneficially owned the following amounts of the Fund's outstanding shares:

                                       NUMBER OF SHARES          PERCENTAGE
NAMES AND ADDRESSES                    BENEFICIALLY OWNED        OF FUND
-------------------                    ------------------        ----------

Paul Dickinson                                235.239              0.020%
1500 Forest Avenue, Suite 223
Richmond, VA 23229

John Pasco, III                             2,000.000              0.167%
1500 Forest Avenue, Suite 223
Richmond, VA 23229

William Poist                                 134.114              0.011%
1500 Forest Avenue, Suite 223
Richmond, VA 23229

Jane Williams                              11,713.244              0.978%
3000 Sand Hill Road
Building 3, Suite 150
Menlo Park, CA 94025



INFORMATION ABOUT THE COMPANY

      The Company was organized as a Maryland corporation in May, 1997. The Company is an open-end, management investment company (commonly known as a "mutual fund"), registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Sand Hill Portfolio Manager Fund (the "Fund") is a separate series of the Company. The Fund is the successor to predecessor series of the same name in another investment company. The Company, the Fund and its business are described in its Prospectus and Statement of Additional Information, and in its most recent annual and semi-annual reports. A copy of the Fund's Annual Report for the fiscal year ended August 31, 1999 was mailed to shareholders on or about October 30, 1999 and a copy of the Fund's Semi-Annual Report for the period ended February 29, 2000 was mailed to shareholders on or about April 29, 2000.

      COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT, AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT ARE AVAILABLE, WITHOUT CHARGE, BY CONTACTING THE COMPANY AT 1500 FOREST AVENUE, SUITE 223, RICHMOND, VA 23229 OR BY CALLING (800) 527-9525.

OTHER BUSINESS

      The Board does not intend to present any other business at the Meeting. The Meeting is a special meeting of the Shareholders of the Fund, and will consider only the substantive matters identified in the Notice of the Meeting. If any other matter properly comes before the Meeting, however, the persons named as proxies will vote on the matter in accordance with their judgment.

VOTING INFORMATION AND ADJOURNMENT

      Your proxy will be voted in accordance with the instructions you specify on the enclosed proxy card. If you sign and return your proxy card but do not provide us with specific instructions, your proxy will be voted IN FAVOR of Proposal 1. You may revoke your proxy at any time before it is exercised at the Meeting by:

           (i) delivering a written notice to the Fund expressly revoking your proxy;
           (ii) executing and forwarding to the Fund a subsequently-dated proxy; or
           (iii)attending the Meeting and voting in person.

      In the event that, at the time the Meeting is called to order, a quorum is not present in person or by proxy, management may propose to adjourn the meeting to solicit votes to establish a quorum for the Meeting. In that event, the persons named as proxy may vote to adjourn the Meeting to a later date. Also, in the event that sufficient votes in favor of Proposal 1 set forth in the Notice of Meeting and proxy statement are not received by the time scheduled for the Meeting, the named proxies may move one or more adjournments of the Meeting to permit further solicitation of proxies with respect to Proposal 1. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the Meeting. In the event of a vote on any such adjournment, proxies that are required to be voted against Proposal 1 will be voted against an adjournment, and all other proxies that have been received will be voted for an adjournment. Abstentions and broker non-votes will be counted for the purpose of determining a quorum.

      As of the close of business on September 13, 2000, the record date fixed by the Board for the determination of Shareholders of the Fund entitled to notice of and to vote at the Meeting, 1,197,488.577 shares of the Fund were outstanding. Each Shareholder will be entitled to one vote for each share of the Fund held on the Record Date and a fractional vote corresponding to each fractional share held at that time.

      The vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, represented at the meeting in person or by proxy, is required for the approval of Proposal 1. Specifically, Proposal 1 must be approved by a vote of :

           (a) at least 67% or more of the shares of the Fund present in person or by proxy, if more than 50% of the shares of the Fund are represented at the meeting, or

           (b) more than 50% of the outstanding shares of the Fund, whichever is less.

      Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast, and therefore would not be counted, for purposes of determining whether Proposal 1 has been approved.

      Costs of Solicitation. The New Adviser will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional material that may be furnished to Shareholders of the Fund. In addition to this solicitation by mail, solicitation may be undertaken by mail, telephone, telegraph or personal contact and the New Adviser will bear the expenses of any such solicitation.

SHAREHOLDER PROPOSALS

      The Company does not hold annual or regular meetings of shareholders. A shareholder proposal intended to be presented at any subsequent meeting of the shareholders of the Company must be received by the Company a reasonable time before the Directors makes the solicitation relating to such meeting in order to be included in the Company's proxy statement and forms of proxy relating to that meeting.

      Any Shareholder who would like to submit a proposal for consideration at a future shareholder meeting may do so by submitting the proposal in writing to the Secretary of The World Funds at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

         SAND HILL PORTFOLIO MANAGER FUND a series of THE WORLD FUNDS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               SPECIAL MEETING OF SHAREHOLDERS OCTOBER 25, 2000















The undersigned hereby revokes all previous proxies for shares and appoints John Pasco, III and Darryl S. Peay, and each of them proxies of the undersigned, with full power of substitution, to vote all shares of the Sand Hill Portfolio Manager Fund which the undersigned is entitled to vote at the Fund's Special Meeting of Shareholders to be held at the offices of the Fund, 1500 Forest Avenue, Richmond, VA, at 10:00 a.m. Eastern Time on the 25th day of October, 2000, including any adjournments thereof, upon such business as may legally be brought before the Meeting.

PLEASE SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE U.S.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN FAVOR OF PROPOSAL NO. 1 AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER ITEMS WHICH MAY PROPERLY COME BEFORE THE MEETING.

No.  1.    To approve a new  Investment  Advisory  Agreement  between The World
           Funds, Inc. and Sand Hill Advisors, Inc., a Delaware corporation, on behalf of the Sand Hill Portfolio Manager Fund series.

           FOR [    ]            AGAINST [    ]              ABSTAIN    [    ]

           In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR PROPOSAL NO. 1 AND ACCORDING TO THE BEST JUDGMENT OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

Please sign below exactly as name appears. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign partnership name by authorized person. Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged.

------------------------------------     ---------------------------------------
Signature                                Signature (Joint Owner)

Dated: _______________________, 2000     Dated:____________________________,2000

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. WE ASK YOUR COOPERATION IN MAILING THIS PROXY PROMPTLY.

                                                                      EXHIBIT  A

                          INVESTMENT ADVISORY AGREEMENT

Investment Advisory Agreement (the "Agreement") dated this of August 19, 1997 by and between THE WORLD FUNDS, INC., a Maryland corporation (herein called the "Fund"), and SAND HILL ADVISORS, INC. a California Corporation (the "Adviser") a registered investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies; and

WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory and management services to certain portfolios of the Fund, subject to the control of the Fund's Board of Directors, and the Adviser is willing to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be bound, it is agreed between the parties hereto as follows:

1. Appointment. The Fund hereby appoints the Adviser to act as the adviser to the SAND HILL PORTFOLIO MANAGER FUND series of the Fund (the "Portfolio") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Duties of the Adviser. The Fund employs the Adviser to manage the investments and reinvestment of the assets of the Portfolio, and to continuously review, supervise, and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold, to provide the Fund and Commonwealth Shareholder Services, Inc. (the "Administrator") with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's Officers and Board of Directors and to the Administrator concerning the Adviser's discharge of the foregoing responsibilities.

 The Adviser shall discharge the foregoing responsibilities subject to the control of the Fund's Board of Directors and in compliance with such policies as the Board may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio as set forth in its Prospectus and Statement of Additional Information, as amended from time to time, and applicable laws and regulations. The Fund will instruct each of its agents and contractors to co-operate in the conduct of the business of the Portfolio.

 The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings, and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

3. Portfolio Transactions. The Adviser is authorized to select the brokers and dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best price and execution for the Portfolio's transactions in accordance with the policies of the Fund as set forth from time to time in the Portfolio's Prospectus and Statement of Additional Information. The Adviser will promptly communicate to the Fund and to the Administrator such information relating to portfolio transactions as they may reasonably request.

It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Fund to an unaffiliated broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Portfolio's Prospectus and Statement of Additional Information. Subject to the foregoing, the Adviser may direct any transaction of the Portfolio to a broker which is affiliated with the Adviser in accordance with, and subject to, the policies and procedures approved by the Board of Directors of the Fund pursuant to Rule 17e-1 under the 1940 Act. Such brokerage services are not deemed to be provided under this Agreement.

4. Compensation of the Adviser. For the services to be rendered by the Adviser under this Agreement, the Portfolio shall pay to the Adviser, and the Adviser will accept as full compensation a fee, accrued daily and payable within five
(5) business days after the last business day of each month, at an annual rate of 1% on the first $100 million of assets; and 0.75% on assets over $100 million.

All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with the management of the Fund. Notwithstanding the foregoing, the Portfolio shall pay the expenses and costs of the Portfolio for the following:

   a)  Taxes;

   b) Brokerage fees and commissions with regard to portfolio transactions;

   c) Interest charges, fees and expenses of the custodian of the securities;

   d) Fees and expenses of the Fund's transfer agent and the Administrator;

   e) Its proportionate share of auditing and legal expenses;

   f) Its proportionate share of the cost of maintenance of corporate existence;

   g) Its proportionate share of compensation of directors of the Fund who are not interested persons of the Adviser as that term is defined by law;

   h) Its proportionate share of the costs of corporate meetings;

   i) Federal and State registration fees and expenses incident to the sale of shares of the Portfolio;

   j) Costs of printing and mailing Prospectuses for the Portfolio's shares, reports and notices to existing shareholders;

   k) The Advisory fee payable to the Adviser, as provided in paragraph 4 herein;

   l) Costs of recordkeeping (other than investment records required to be maintained by the Adviser), and daily pricing;

   m) Distribution expenses in accordance with any Distribution Plan as and if approved by the shareholders of the Portfolio; and

   n) Expenses and taxes incident to the failure of the Portfolio to qualify as a regulated investment company under the provisions of the Internal Revenue Code of 1986, as amended, unless such expenses and/or taxes arise from the negligence of another party.

6. Reports. The Fund and the Adviser agree to furnish to each other, if applicable, current information required for the preparation by such parties of prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and to furnish to each other such other information and documents with regard to their affairs as each may reasonably request.

7. Status of the Adviser. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. Pursuant to comparable agreements, the Fund may also retain the services of the Adviser to serve as the investment Adviser of other series of the Fund.

8. Books and Records. In compliance with the requirements of the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act, and the rules or orders thereunder, the records required to be maintained by the 1940 Act.

9. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

10. Permissible Interests. Directors, agents, and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers, or shareholders, or otherwise; directors, officers, agents, and shareholders of the Adviser are or may be interested in the Fund as directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise. In addition, brokerage transactions for the Fund may be effected through affiliates of the Adviser if approved by the Fund's Board of Directors, subject to the rules and regulations of the Securities and Exchange Commission, and the policies and procedures adopted by the Fund.

11. License of Adviser's Name. The Adviser hereby authorizes the Fund to use the name "SAND HILL PORTFOLIO MANAGER FUND" for the Portfolio. The Fund agrees that if this Agreement is terminated it will promptly redesignate the name of the Portfolio to eliminate any reference to the name "Sand Hill Portfolio Manager Fund" or any derivation thereof unless the Adviser waives this requirement in writing.

12. Duration and Termination. This Agreement shall become effective on the date first above written subject to its approval by the shareholders of the Portfolio and unless sooner terminated as provided herein, shall continue in effect for two (2) years from that date. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually (a) by the vote of a majority of those members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of either the Board of Directors or of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated by the Portfolio or by the Fund at any time on sixty (60) days written notice, without the payment of any penalty, provided that termination must be authorized either by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio or by the Adviser on sixty (60) days written notice. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act).

14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address stated below, or at such other address as either party may advise in writing:

      a)  To the Fund at:           1500 Forest Avenue
                                    Suite 223
                                    Richmond, VA 23229

      b)  To the Adviser at:        3000 Sand Hill Road
                                    Building Three, Suite 150
                                    Menlo Park, CA 94025-7111

15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

16. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Maryland, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

17. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    SAND HILL ADVISORS, INC.



                                    BY:  /s/ Gary K. Conway
                                       --------------------
                                         Gary K. Conway
                                         President

                                    THE WORLD FUNDS, INC.



                                    BY:  /s/ John Pasco, III
                                       ---------------------
                                         John  Pasco, III
                                         Chairman